UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 31, 2025, the audit committee of the board of directors (the “Board”) and the Board of Zeo Energy Corp, a Delaware corporation (the “Company”), after discussion with the management of the Company, approved the dismissal of Grant Thornton LLP (“GT”), the Company’s independent registered public accounting firm, and approved the appointment of Tanner LLC (“Tanner”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately.

GT’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from April 16, 2024, the date GT was appointed, to October 31, 2025, the date of dismissal, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference to such disagreement in its report on the Company’s consolidated financial statements for the relevant year  or (b) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that there were material weaknesses in the Company’s internal control over financial reporting, related to ineffective controls over information and communication and period end financial disclosure and reporting processes, including not timely performing certain reconciliations and the completeness and accuracy of those reconciliations, and lack of effectiveness of controls over accurate accounting and financial reporting and reviewing the underlying financial statement elements, and recording incorrect journal entries that also did not have the sufficient review and approval.   The Company’s management also did not design and maintain effective controls over the calculation of earnings per share and the classification of the reinvestment of interest and dividend income in the statement of cash flows. These material weaknesses in internal control over financial reporting have been disclosed in the company’s quarterly reports on Form 10-Q for 2024 and 2025 and annual report on Form 10-K for the year ended December 31, 2024. The Audit Committee discussed the subject matter of each of these reportable events with GT, and the Company authorized GT to respond fully to the inquiries of the successor auditor concerning the subject matter of each of these reportable events.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through October 31, 2025, the Company did not consult with Tanner regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Tanner on the Company’s financial statements, and Tanner did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company provided GT with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that GT furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statement and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated November 4, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
16.1	Letter from Grant Thornton LLP, dated November 4, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEO ENERGY CORP.

Dated: November 4, 2025	By:	/s/ Timothy Bridgewater
Timothy Bridgewater
Chief Executive Officer

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